UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 25, 2014

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, Dr. Elaine R. Wedral, notified Balchem Corporation (the “Company”) of her intention to retire as a director of the Company, effective April 1, 2014.  Dr. Wedral’s decision is not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Bylaws:

On March 28, 2014, the Company’s Bylaws were amended and restated effective April 1, 2014 in the form filed with this report as Exhibit 3.2, which is incorporated by reference herein. The changes made in the bylaws were in Article III, Section 2 to decrease the number of directors from seven to six in light of the resignation of Dr. Wedral. The Company intends to continue to preserve the number of directors in each class to be as nearly equal as practicable and in that regard promptly will commence a director evaluation process to regain that balance.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

3.2	By-Laws of Balchem Corporation amended and restated as of April 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By: /s/ Dino A. Rossi
Dino A. Rossi, President &
Chief Executive Officer

Dated: March 28, 2014

Exhibit Index

Exhibit Number	Description

3.2	By-Laws of Balchem Corporation